Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT ANNOUNCES RECEIPT OF NASDAQ LISTING DEFICIENCY NOTICE

COS COB, Conn., November 21, 2023 – Chicken Soup for the Soul Entertainment (NASDAQ: CSSE) today announced it has received a notice (“The Notice”) from the Nasdaq Market LLC (“Nasdaq”) on November 21, 2023 indicating that the Company is not currently in compliance with Nasdaq’s Listing Rules (“the Listing Rules”) due to the Company’s inability to timely file its Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice does not immediately affect the listing or trading of the Company’s securities. According to Listing Rule 5250(c)(1), the Company was required to file Form 10-Q by November 14, 2023 (the “Due Date”). The Company previously reported its inability to file Form 10-Q by the Due Date in Form 12b-25 that the Company filed with the SEC on November 14, 2023.

Nasdaq has informed the Company that, under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of Form 10-Q, or May 20, 2024, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq or maintain compliance with the other continued listing requirements outlined in the Nasdaq Listing Rules. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company is working diligently to complete the Form 10-Q and anticipates filing the Form 10-Q as soon as possible.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment (Nasdaq: CSSE) provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with nearly 180 FAST channels as well as a transaction video on demand (TVOD) service, and a network of approximately 29,000 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires, and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries.

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to risks relating to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, ability to achieve and sustain market acceptance of our content streaming services and other content offerings, ability to recruit and retain officers, key employees, or directors, ability to protect our intellectual property, ability to complete and integrate into our existing operations future strategic acquisitions, ability to manage growth, ability to pay dividends and our debt obligations, as well as evolving regulatory or other operational risks, and risks presented by changing general market conditions impacting demand for our services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as amended. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release.

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Contacts:

(MEDIA)

Peter Binazeski

Chicken Soup for the Soul Entertainment

pbinazeski@chickensoupforthesoul.com

(INVESTOR RELATIONS)

Zaia Lawandow

Chicken Soup for the Soul Entertainment

zlawandow@chickensoupforthesoul.com